EXHIBIT 10.2

29 September 2008

Total Union PCB Recycle Limited DD134 Lot 260 Lung Kwu Sheung Tan Tuen Mun, New Territories Hong Kong

Attention:	Mr. Chan Kam Lung

Dear Mr. Yap:

RE:	License Technology Agreement ("Agreement")

We refer to our Technology License Agreement entered into on 25 March 2008.

After our discussion, we hereby request to extend the Agreement for another six months till 31 March 2009 for us to complete our evaluation. Please indicate your agreement to the extension by signing below.

Yours faithfully For and on Behalf of Oakridge International Corporation

/s/ Ku Sau Shan _______________ Ku Sau Shan

To Oakridge International Corporation

We hereby agree to extend the Agreement to 31 March 2009 as per above.

For and on behalf Total Union PCB Recycle Limited

/s/ Chan Kam Lung ____________ Chan Kam Lung Date: 30 September 2008